As filed with the Securities and Exchange Commission on June 4, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-2591828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1820 E. Big Beaver Road

Troy, Michigan 48083

248-614-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Scapa Chief Executive Officer	Howard N. Morof Chief Financial Officer

Altair Engineering Inc.

1820 E. Big Beaver Road

Troy, Michigan 48083

248-614-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Ehrenberg, Esq.

James O’Grady, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/ proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock	(1)(2)(3)(4)	$ (5)
Preferred Stock	(1)(2)(3)	$ (5)
Senior Debt Securities	(1)(2)	$ (5)
Warrants	(1)(2)	$ (5)
Units	(1)(2)	$ (5)

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities is being registered as may from time to time be offered at unspecified prices.
(3)	Includes rights to acquire shares of Class A common stock or preferred stock of the Company under any stockholder rights plan then in effect, if applicable under the terms of any such plan.
(4)

In addition to any securities that may be registered hereunder, we are also registering an indeterminate number of shares of Class A common stock as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any shares of Class A common stock so issued upon conversion or exercise. Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of Class A common stock registered hereby shall include an indeterminate number of shares of Class A common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(5)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

PROSPECTUS

Class A Common Stock

Preferred Stock

Senior Debt Securities

Warrants

Units

We may from time to time issue, in one or more series or classes, Class A common stock, preferred stock, senior debt securities, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

In addition, certain selling securityholders to be identified in a prospectus supplement may use this prospectus from time to time to offer securities. Specific terms of these securities will be provided in supplements to this prospectus.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “ALTR.” Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 4 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (“SEC”), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2019

All references in this prospectus to “Altair,” “the Company,” “we,” “us,” “our” and similar terms refer to Altair Engineering Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, any document incorporated by reference herein or therein or any free writing prospectus we have authorized for use in connection with the applicable offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, the accompanying prospectus supplement and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus supplement and should be read with the same care. When we update the information contained in this prospectus or in documents that have been incorporated by reference herein by making future filings with the SEC that are incorporated by reference herein or through a related prospectus supplement, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed with the SEC later. See “Incorporation of Certain Documents by Reference” in this prospectus.

This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to risks and uncertainties. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential”, the negative and plural of these words and other similar words and expressions of the future.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Such forward-looking statements included or incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus are based on information available to us as of the date such statements were made and our then-current expectations about future events, which are inherently subject to change and involve risks and uncertainties. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those expressed or implied by these statements due to various factors, including but not limited to the factors discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and under the heading “Risk Factors” in this prospectus or any accompanying prospectus supplement.

We do not undertake any obligation to update any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement or any applicable free writing prospectus, whether as a result of new information, future events, or otherwise, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date. We have expressed our expectations, beliefs and projections in good faith and we believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

THE COMPANY

We are a global technology company providing software and cloud solutions in the areas of product design and development, high performance cloud computing, and data intelligence. We enable organizations across broad industry segments to compete more effectively in a connected world while creating a more sustainable future.

Our simulation-driven approach to innovation is powered by our broad portfolio of high-fidelity and high-performance physics solvers. Our integrated suite of software optimizes design performance across multiple disciplines encompassing structures, motion, fluids, thermal management, electromagnetics, system modeling, and embedded systems, while also providing data intelligence and true-to-life visualization and rendering. Our high-performance cloud computing solutions maximize the efficient utilization of complex compute resources and streamline the workflow management of compute-intensive tasks for applications including data intelligence, modeling and simulation, and visualization. Our data intelligence products include market leading data preparation, data science and visualization solutions that fuel engineering, scientific, and business decisions.

Our software products represent a comprehensive, open architecture solution for simulation, data intelligence and cloud computing to empower decision making for improved product design and development, manufacturing, energy management and exploration, financial services, health care, and retail operations. We believe our products offer a comprehensive set of technologies to design and optimize high performance, efficient, innovative and sustainable products and processes in an increasingly connected world. Our products are categorized by:

•	Design, Modeling & Visualization;

•	Physics Simulation;

•	Data Intelligence;

•	High Performance Cloud Computing; and

•	Internet of Things, or IoT.

We also provide client engineering services to support our customers with long-term ongoing expertise. This has the benefit of embedding us within customers, deepening our understanding of their processes, and allowing us to more quickly perceive trends in the overall market. Our presence at our customers’ sites helps us to better tailor our software products’ research and development and sales initiatives.

We were incorporated initially in Michigan in 1985 and reincorporated in Delaware in October 2017. Our principal executive offices are located at 1820 E. Big Beaver Road, Troy, Michigan 48083 and our telephone number is (248) 614-2400. Our website address is www.altair.com. Information contained on or accessible through our Internet website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our Internet website as part of this prospectus or in deciding whether to purchase the securities offered hereby.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus, any prospectus supplement and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in any prospectus supplement and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is on file with the SEC and is incorporated herein by reference, (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is on file with the SEC and is incorporated herein by reference and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our Class A and Class B common stock and preferred stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 600,000,000 shares, with a par value of $0.0001 per share, of which:

•	513,796,572 shares are designated as Class A common stock;

•	41,203,428 shares are designated as Class B common stock; and

•	45,000,000 shares are designated as preferred stock.

Our board of directors is authorized, without stockholder approval, except as required by the listing standards of the Nasdaq Global Select Market, to issue additional shares of our capital stock.

As of April 29, 2019, we had 39,107,990 shares of our Class A common stock and 32,105,738 shares of our Class B common outstanding and no shares of preferred stock outstanding. As of April 29, 2019, we had approximately 84 registered stockholders of record of our Class A common stock and four registered stockholders of record of our Class B common stock, and we believe a substantially greater number of beneficial owners who hold shares of Class A common stock through brokers, banks or other nominees.

Class A and Class B Common Stock

Voting rights

Holders of our Class A common stock and Class B common stock have identical rights, provided however that, except as otherwise expressly provided in our certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of Class A common stock are entitled to one vote per share of Class A common stock and holders of Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Under our certificate of incorporation, we may not issue any shares of Class B common stock, other than those shares issuable upon exercise of options, warrants, or similar rights to acquire Class B common stock outstanding immediately prior to the filing of the certificate of incorporation with the Secretary of State of the State of Delaware and in connection with stock dividends, unless that issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation. Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes of approximately equal size, each class serving staggered three-year terms. Only one class will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our classes of common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

Economic rights

Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation those described below.

Dividends and distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash, property or shares of our capital stock paid or distributed by us, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class. In the event a dividend or distribution is paid in the form of shares of Class A common stock or Class B common stock or rights to acquire shares of such stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities and the liquidation preferences and any accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Change of control transactions

Upon (A) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (B) the consummation of a merger, consolidation, business combination or share transfer which results in our voting securities outstanding immediately prior to the transaction (or the voting securities issued with respect to our voting securities outstanding immediately prior to the transaction) representing less than a majority of the combined voting power of our voting securities or the voting securities of the surviving or acquiring entity, (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the Company if, after closing, the transferee person or group would hold 50% or more of our outstanding voting stock (or the outstanding voting stock of the surviving or acquiring entity), (D) any voluntary or involuntary recapitalization, liquidation, dissolution or winding-up, or (E) the issuance by us of voting securities representing more than 2% of our total voting power to a person who held 50% or less of our total voting power immediately prior to such transaction and who following such transaction holds more than 50% of our total voting power, the holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of

Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Subdivisions and combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Conversion

Each share of our Class B common stock is automatically convertible into one share of our Class A common stock pursuant to the terms of our certificate of incorporation upon the occurrence of certain events. With respect to all beneficial owners, as defined in our certificate of incorporation, of Class B common stock, each share of Class B common stock will convert automatically into one share of Class A common stock (i) upon the date specified by affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Class B common stock, (ii) if the executive holder, as defined in our certificate of incorporation, is neither (x) an executive officer of the company nor (y) a director of the company, (iii) upon the date on which the executive holder has beneficial ownership of less than 10% of the capital stock of the company, or (iv) upon the 12 year anniversary of the date of filing of our certificate of incorporation in connection with our initial public offering.

With respect to each individual beneficial owner of Class B common stock, each share of Class B common stock held by a beneficial owner will convert automatically into one share of Class A common stock (i) at any time at the option of such owner, (ii) upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including, without limitation, transfers from a founder, as defined in our certificate, to another founder, or certain permitted transferees, or (iii) in the event any beneficial owner owns shares of Class B common stock constituting less than 3% of the outstanding shares of Class B common stock.

Each share of Class B common stock held by all beneficial owners of Class B common stock, except the executive holder, will convert automatically into one share of Class A common stock in the event the key holders, as defined in our certificate of incorporation, beneficially own, in the aggregate, more shares of Class B common stock than the executive holder, in which event the only holder of Class B common stock will be the executive holder.

In addition, upon the death or incapacity of a beneficial owner of Class B common stock, other than the executive holder, each share of Class B common stock held by such beneficial owner will convert automatically into one share of Class A common stock, immediately upon such death or incapacity, except, with respect to the key holders, such automatic conversion will occur on the date which is nine (9) months after the date of such death or incapacity. Upon the death or incapacity of the executive holder, each share of Class B common stock held by all beneficial owners of Class B common stock will convert automatically into one share of Class A common stock on the date which is nine (9) months after the date of such death or incapacity.

Preferred stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 45,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the Class A and Class B common stock, diluting the voting power of the Class A and Class B common stock, impairing the liquidation rights of the Class A and Class B common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Class A and Class B common stock. We currently have no plans to issue any shares of preferred stock.

Anti-takeover effects of Delaware law and our certificate of incorporation and bylaws

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Dual class stock. As described above under the heading “Description of capital stock—Class A and Class B common stock—Voting rights,” our certificate of incorporation provides for a dual class common stock structure, which provides our founders and certain others with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Issuance of undesignated preferred stock. As discussed above under the heading “Description of capital stock—Preferred stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on ability of stockholders to act by written consent or call a special meeting. Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws.

In addition, our bylaws provide that special meetings of the stockholders may be called only by the chairman of our board of directors, the chief executive officer, the president (in the absence of a chief executive officer) or a majority of our board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for advance notification of stockholder nominations and proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board classification. Our certificate of incorporation provides that our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve for a three-year term. Our classified board of directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Election and removal of directors. Our certificate of incorporation and bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our certificate of incorporation and bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on our board of directors. Under our certificate of incorporation and bylaws, directors may be removed only for cause.

No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation and bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.

Amendment of charter provision. Any amendment of the above provisions in our certificate of incorporation would require approval by holders of at least two-thirds of our then outstanding Class A and Class B common stock, voting together as a single class.

Delaware anti-takeover statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Class A common stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Choice of forum

Our bylaws provide that, subject to limited exceptions, a state or federal court located within the State of Delaware will be the sole and exclusive forums for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, any action asserting a claim against us or any of our directors, officers, or employees arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or certain other actions asserting a claim against us or our directors, officers, or employees relating to our internal affairs.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may issue senior debt securities, including senior convertible debt, in one or more series. While the terms we have summarized below will apply generally to any future senior debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any senior debt securities offered through that prospectus supplement or free writing prospectus. The terms of any senior debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We will evidence each series of senior debt securities we will issue by a senior indenture that we enter into with a trustee. We will indicate the name and address of the trustee in the prospectus supplement relating to the particular series of senior debt securities being offered. We have filed a form of senior indenture as an exhibit to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of senior debt securities containing the terms of the senior debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of senior debt securities.

The senior indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to the trustee under the senior indenture.

The following summaries of material provisions of the senior debt securities and the senior indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of senior debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the senior debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the senior debt securities.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of senior debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of senior debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any senior debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the senior debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of senior debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of senior debt securities and the currency or currency unit in which the senior debt securities are payable;

•	whether the senior indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the senior debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the senior debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of senior debt securities, if other than minimum denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of senior debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the senior debt securities, including any additional events of default or covenants provided with respect to the senior debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the senior debt securities.

Conversion or exchange rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our Class A common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

Consolidation, merger or sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

Events of default under the senior indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant specifically relating to another series of senior debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

If an event of default under the senior indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders of the applicable series of senior debt securities, unless such holders have offered the trustee indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the senior indenture; and

•	the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered indemnity to the trustee or security reasonably satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the senior indenture.

Modification of indenture; waiver

Subject to the terms of the indenture for any series of senior debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Senior Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the senior debt securities of any series as provided under “Description of Senior Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

In addition, under the senior indenture, the rights of holders of a series of senior debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of each series that is affected. However, subject to the terms of the indenture for any series of senior debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding senior debt securities affected:

•	extending the stated maturity of the series of senior debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities; or

•	reducing the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The senior indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, we can elect to be discharged from our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of senior debt securities of the series;

•	replace stolen, lost or mutilated senior debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

Form, exchange and transfer

We will issue the senior debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in minimum denominations of $1,000 and any integral multiple thereof. The senior indenture provide that we may issue senior debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the senior indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the senior debt securities of any series can exchange the senior debt securities for other senior debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the senior indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the senior debt securities may present the senior debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the senior debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any senior debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the senior debt securities of each series.

If we elect to redeem the senior debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any senior debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any senior debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any senior debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any senior debt securities we are redeeming in part.

Information concerning the trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the senior indenture. Upon an event of default under the indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Payment and paying agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any senior debt securities on any interest payment date to the person in whose name the senior debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the senior debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to senior debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the senior debt securities of a particular series. We will maintain a paying agent in each place of payment for the senior debt securities of a particular series.

Subject to applicable abandoned property laws, all money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any senior debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing law

The senior indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of senior debt securities

The senior debt securities will rank equally in right of payment to all our other senior debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-entry, delivery and form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or any selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of securities at a stipulated price per security;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

LEGAL MATTERS

Lowenstein Sandler LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Altair Engineering Inc. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements of Datawatch Corporation as of September 30, 2018 and 2017 and for each of the years in the two-year period ended September 30, 2018 incorporated in this Prospectus by reference from Altair Engineering Inc.’s Current Report on Form 8-K/A filed on February 22, 2019, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement and the exhibits to the registration statement, are available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our website at www.altair.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019.

•	Our Current Reports on Form 8-K, filed with the SEC on March 12, 2019, May 16, 2019 and June 4, 2019; and our Current Report on Form 8-K/A, filed with the SEC on February 22, 2019.

•

Our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2019 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018).

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A (Registration No. 001-38263), filed with the SEC on October 27, 2017 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may furnish to the SEC, unless otherwise specified in such current report. The documents listed above or subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made pursuant to this prospectus is in effect prior to the filing with the SEC of our Annual Report on Form 10-K covering such year shall cease to be incorporated by reference in this prospectus from and after the filing of such Annual Report.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed incorporated document or a related prospectus supplement modifies or supersedes such statement. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or a related prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us.

Documents incorporated by reference herein are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Altair Engineering Inc.

1820 E. Big Beaver Road

Troy, Michigan 48083

(248) 614-2400

Attention: General Counsel

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following is a statement of the estimated expenses to be incurred and paid by the Company in connection with the issuance and distribution of the securities being registered, not including any underwriting discounts, commissions and transfer taxes:

SEC registration fee	$(1)
Nasdaq Global Select Market listing fee	$(2)
Trustee and Transfer Agent fees and expenses	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of directors and officers.

Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the DGCL, our certificate of incorporation and bylaws provide that:

•

we shall indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•

we will not be obligated pursuant to our bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by our board of directors or brought to enforce a right to indemnification;

•

the rights conferred in our certificate of incorporation and bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend the bylaw provisions to reduce our indemnification obligations to directors, officers, employees, and agents.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability

Our policy is to enter into separate indemnification agreements with each of our directors and certain officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections.

These indemnification provisions and the indemnification agreements entered into between us and our directors and officers may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and financial statement schedules.

(a)	Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation, as amended and as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 6, 2017).

3.2	Bylaws, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 6, 2017).

4.1*	Form of Warrant.

4.2*	Form of Warrant Agreement.

4.3*	Form of Unit Agreement.

4.4	Form of Indenture.

4.5*	Form of Senior Debt Security.

4.6	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the SEC on October 19, 2017).

5.1	Opinion of Lowenstein Sandler LLP.

23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Public Accounting Firm.

23.3	Consent of RSM US LLP, Independent Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility of Trustee under the Senior Indenture.

*	To be filed by amendment or incorporated by reference from a subsequent filing in connection with any offering of securities.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on June 4, 2019.

ALTAIR ENGINEERING INC.

By:	/s/ James R. Scapa
James R. Scapa Chairman and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Scapa and Howard N. Morof, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

	Signature	Title	Date

/s/	James R. Scapa	Chairman, Chief Executive Officer and Director	June 4, 2019
	James R. Scapa	(Principal Executive Officer)

/s/	Howard N. Morof	Chief Financial Officer (Principal Financial and	June 4, 2019
	Howard N. Morof	Accounting Officer)

/s/	Mary C. Boyce	Director	June 4, 2019
Mary C. Boyce

/s/	Brett Chouinard	Director	June 4, 2019
Brett Chouinard

/s/	Steve Earhart	Director	June 4, 2019
Steve Earhart

/s/	Trace Harris	Director	June 4, 2019
Trace Harris

/s/	Richard Hart	Director	June 4, 2019
Richard Hart

/s/	Jan Kowal	Director	June 4, 2019
Jan Kowal